CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made and entered into this 22nd day of August, 1996, by and between MIDCOAST ENERGY RESOURCES, INC., a Nevada corporation ("Midcoast"), MAGNOLIA PIPELINE CORPORATION, an Alabama corporation ("Magnolia"), H&W PIPELINE CORPORATION, an Alabama corporation ("H&W," together with Midcoast and Magnolia, collectively the "Borrower"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Lender").


                       W I T N E S S E T H:

         In consideration of the mutual covenants and agreements herein contained, the Borrower and the Lender hereby agree as follows, amending and restating in its entirety the Credit Agreement dated as of December 20, 1995, by and between Magnolia Pipeline Corporation and Compass Bank-Houston (the "Existing Lender"), as heretofore amended, restated, or supplemented (the "Existing Credit Agreement"):



                            ARTICLE I

                  DEFINITIONS AND INTERPRETATION

         1.1  Terms Defined Above.  As used in this Credit
Agreement, the terms "Borrower", "Existing Credit Agreement",
"Existing Lender" and "Lender" shall have the meaning assigned to them hereinabove.

         1.2  Additional Defined Terms.  As used in this Credit
Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

         "Additional Costs" shall mean costs which the Lender determines are attributable to its obligation to make or its making or maintaining any Fixed Rate Loan, or any reduction in any amount receivable by the Lender in respect of any such obligation or any Fixed Rate Loan, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the Note in respect of any Fixed Rate Loan (other than taxes imposed on the overall net income of the Lender), (b) imposes or modifies any reserve, special deposit, minimum capital, capital rates, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender (including Fixed Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or any commitments of the Lender hereunder, or (c) imposes any other condition affecting this Agreement or any of such extensions of credit, liabilities, or commitments.

         "Adjusted LIBO Rate" shall mean, for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

         "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

         "Agreement" shall mean this Credit Agreement, as it may be amended, supplemented, or restated from time to time.

         "Applicable Lending Office" shall mean, for each type of Loan, the lending office of the Lender (or an affiliate of the Lender) designated for such type of Loan on the signature pages hereof or such other office of the Lender (or an affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such type are to be made and maintained.

         "Applicable Margin" shall mean for the Reducing Revolving Line of Credit as to each LIBO Rate Loan, two and one-half percent (2-1/2%) when the Loan Balance is less than 50% of the Borrowing Base for the Reducing Revolving Line of Credit under this Agreement and two and three-quarters percent (2-3/4%) when the Loan Balance is greater than 50% of the Borrowing Base for the Reducing Revolving Line of Credit under this Agreement and for the Revolving Line of Credit, two and three-quarters percent (2-3/4%).

         "Assignment" shall mean the Assignment of Notes, Liens, Security Interests, and Other Rights, in form and substance satisfactory to the Lender, executed by the Existing Lender, assigning to the Lender the Existing Notes, the indebtedness evidenced thereby, the Liens securing the Existing Notes, and the rights of the Existing Lender under the Existing Loan Documents, and financing statement changes constituent thereto.

         "Available Commitment" shall mean, at any time, an amount equal to the total Borrowing Base for both the Revolving Line of Credit and the Reducing Revolving Line of Credit less the total Loan Balance and the L/C
    Exposure at such time.

         "Base Rate" shall mean the interest rate announced or published by the Lender from time to time as its general reference rate of interest, which Base Rate shall change upon any change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Lender.

         "Borrowing Base" shall mean, at any time, the amount determined by the Lender in accordance with Section 2.8 and then in effect.

         "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower to the Lender for a borrowing, conversion, or prepayment pursuant to Sections 2.1 or 2.10, each of which shall:

              (a) be signed by a Responsible Officer of the Borrower;

              (b) specify the amount and type of Loan
         requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business Day);

              (c) when requesting a Floating Rate Loan, be delivered to the Lender no later than 10:00 a.m., Central Standard or Daylight Savings
         Time, as the case may be, on the Business Day of the requested borrowing, conversion, or prepayment;

              (d) when requesting a LIBO Rate Loan, be delivered to the Lender no later than 10:00 a.m., Central Standard or Daylight Savings
         Time, as the case may be, two Business Days preceding the requested borrowing, conversion, or prepayment and designate the Interest
         Period requested with respect to such Loan.

         "Business Day" shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

         "Cash Flow" shall mean, for any period, net income of the Borrowers from operations for such period plus depreciation, amortization, depletion, and other non-cash expenses of the Borrowers for such period.

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the United States Internal Revenue
    Code of 1986, as amended from time to time.

         "Collateral" shall mean the Mortgaged Properties and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

         "Commitment" shall mean the obligation of the Lender, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1 and to issue Letters of Credit pursuant to Section 2.2.

         "Commitment Amount" shall mean the aggregate amount of the Borrowing Base for the Revolving Line of Credit and the Reducing Revolving Line of Credit.

         "Commitment Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.11.

         "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

         "Commitment Termination Date" shall mean three years after the Closing Date.

         "Commonly Controlled Entity" shall mean any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

         "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as
    Exhibit III, executed by a Responsible Officer of the Borrower and furnished to the Lender from time to time in accordance with Section 5.2.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Current Assets" shall mean all assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries after eliminating any intercompany items, as of the date of calculation, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP plus an amount equal to the Available Commitment.

         "Current Liabilities" shall mean all liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries as of the date of calculation, but excluding current maturities in respect of the Obligations.

         "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

         "Default Rate" shall mean a per annum interest rate equal to the Base Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Engineering Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.12.

         "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the business conducted thereon.

         "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

         "ERISA" shall mean the Employee Retirement Income
    Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

         "Event of Default" shall mean any of the events specified in Section 7.1.

         "Existing Notes" shall mean the Notes, as such term is defined in the Existing Credit Agreement, in existence on the Closing Date immediately prior to the Assignment.

         "Existing Loan Documents" shall mean the Loan
    Documents, as such term is defined in the Existing Credit
    Agreement, in existence on the Closing Date immediately prior to the Assignment.

         "Existing Security Instruments" shall mean the Security Instruments, as such term is defined in the Existing Credit Agreement.

         "Facility Fee" shall mean the fee payable to the Lender by the Borrower pursuant to Section 2.13.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by the Lender.

         "Final Maturity" shall mean three years after the Closing Date.

         "Financial Statements" shall mean statements of the financial condition of the Borrower as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for the Borrower and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

         "Fixed Rate Loan" shall mean any LIBO Rate Loan.

         "Floating Rate" shall mean, for the Reducing
    Revolving Line of Credit, an interest rate per annum equal to the Base Rate from time to time in effect plus one-fourth percent (1/4%) when the Loan Balance is less than 50% of the Borrowing Base for the Reducing Revolving Line of Credit under this Agreement and one-half percent (1/2%) when the Loan Balance is greater than 50% of the Borrowing Base for the Reducing Revolving Line of Credit under this Agreement and for the Revolving Line of Credit, Base Rate plus one-half percent (1/2%), but in no event exceeding the Highest Lawful Rate.

         "Floating Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bearing interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

         "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting
    Standards Board or the American Institute of Certified
    Public Accountants and in effect in the United States from time to time.

         "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

   "Highest Lawful Rate" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

         "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, and (c) all other indebtedness of such Person for borrowed money.

         "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

         "Insolvent" or "Insolvency" shall mean, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

         "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

         "Interest Period" shall mean, subject to the limitations set forth in Section 2.21, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, or three months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

         "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

         "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

         "Letter of Credit" shall mean any commercial letter of credit issued by the Lender for the account of the Borrower pursuant to Section 2.2.

         "Letter of Credit Application" shall mean the standard letter of credit application employed by the Lender from time to time in connection with letters of credit.

         "Letter of Credit Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.14 upon or in connection with the issuance of a Letter of Credit.

         "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service selected by the Lender and the Borrower) as the London interbank offered rate as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3750 nor any successor or similar service is available, the term "LIBO Rate" shall mean, with respect to any Interest Period for any LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards if necessary, to the nearest 1/16 of 1%) quoted by the Lender at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such LIBO Rate Loan for the offering by the Lender to leading banks in the London interbank market of Dollar deposits in an amount comparable to the principal amount of such LIBO Rate Loan and having a term comparable to the Interest Period for such LIBO Rate Loan, or (b) the Highest Lawful Rate.

         "LIBO Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bear interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

         "Limitation Period" shall mean any period during which any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

         "Loan" shall mean any loan made by the Lender to or for the benefit of the Borrower pursuant to this Agreement and any payment made by the Lender under a Letter of Credit.

         "Loan Balance" shall mean, at any time, the outstanding principal balance of the Note at such time.

         "Loan Documents" shall mean this Agreement, the Note, the Letter of Credit Applications, the Letters of Credit, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, the Letter of Credit Applications, the Letters of Credit, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

         "Material Adverse Effect" shall mean (a) any material adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower, (b) any adverse effect upon the business operations, properties, condition (financial or otherwise), or prospects of the Borrower which increases the risk that any of the Obligations will not be repaid as and when due, or (c) any adverse effect upon the Collateral.

         "Mortgaged Properties" shall mean all pipeline systems of the Borrower together with all contract rights in connection with such pipeline systems subject to a perfected first-priority Lien in favor of the Lender, subject only to Permitted Liens, as security for the Obligations.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Income" shall mean, for any period, the net income of the Borrower for such period, determined in accordance with GAAP.

         "Note" shall mean the promissory note of the Borrower, in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

         "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Note, (b) the Reimbursement Obligations, (c) the undrawn, amount of all outstanding, unexpired Letters of Credit, (d) the obligation of the Borrower for the payment of Commitment Fees, Facility Fees, Letter of Credit Fees, and Engineering Fees, and (e) all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

         "PBGC" shall mean the Pension Benefit Guaranty
    Corporation established pursuant to Subtitle A of Title
    IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (d) Liens assigned by the Existing Lender to the Lender pursuant to the Assignment, other Liens in favor of the Lender and other Liens expressly permitted under the Security Instruments, (e) Liens on property securing purchase money debt permitted by
    Section 6.1 incurred solely for the purpose of financing the acquisition of such property, (f) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of property that do not (individually or in the aggregate) materially affect the value of assets encumbered thereby or materially impair the ability of the Borrower to use such assets in its business, and none of which is violated in any material respect by existing or proposed structures or land use, and (g) Liens resulting from good faith deposits to secure the performance of statutory obligations, surety and appeal bonds, bids, or contracts, or leases made in the ordinary course of business.

         "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

         "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under
    Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Principal Office" shall mean the principal office of the Lender in Houston, Texas, presently located at 910
    Travis, Houston, Texas 77002.

         "Prohibited Transaction" shall have the meaning assigned to such term in Section 4975 of the Code.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "Reducing Revolving Line of Credit" shall mean the line of credit with the initial Borrowing Base of $9,000,000 and reducing at $107,150 per month beginning
    October 1, 1996.

         "Reorganization" shall mean, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of such term in Section 4241 of ERISA.

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

         "Revolving Line of Credit" shall mean the line of credit up to $1,500,000 which shall include up to $1,000,000 of Letters of Credit.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender or its Applicable Lending Office.

         "Reimbursement Obligation" shall mean the obligation of the Borrower to provide to the Lender or reimburse the Lender for any amounts payable, paid, or incurred by the Lender with respect to Letters of Credit.

         "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower .

         "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Responsible Officer" shall mean, as to any Person, its President, Chief Executive Officer, Chief Financial
    Officer or any Vice President.

         "Security Instruments" shall mean the Existing Security Instruments, the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(g), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

         "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority
    List and eligible for remedial action or any comparable state registries or list in any state of the United
    States.

         "Tangible Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet of the Borrower prepared on a consolidated basis and in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus (b) total liabilities, as would be reflected on a balance sheet of the Borrower prepared on a consolidated basis and in accordance with GAAP.

         "Transferee" shall mean any Person to which the Lender has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section 8.1, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

         1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

         1.4  References.  References in this Agreement to
Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or
Section in which such reference appears.

         1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

         1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

         1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.


                            ARTICLE II

                        TERMS OF FACILITY

         2.1 Revolving Line of Credit and Reducing Revolving Line of Credit. (a) Upon the terms and conditions (including, without limitation, the right of the Lender to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to make Loans, in an aggregate principal amount outstanding at any time up to the lesser of $40,000,000 or the then existing Available Commitment, in immediately available funds at the Applicable Lending Office or the Principal Office, to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Lender of a Borrowing Request; provided, however, no Loan shall exceed the then existing Available Commitment.

         (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section 2.9, each borrowing, conversion, and prepayment of principal of Loans shall be in an amount at least equal to $25,000 for the Revolving Line of Credit and $100,000 for the Reducing Revolving Line of Credit. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a Fixed Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $100,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

         (c) The Loans shall be made and maintained at the Applicable Lending Office or the Principal Office and shall be evidenced by the Note.

         2.2 Letter of Credit Facility. (a) Upon the terms and conditions (including, without limitation, the right of the Lender to decline to issue any Letter of Credit so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to issue Letters of Credit following the receipt not less than one Business Day prior to the requested date for issuance of the relevant Letter of Credit, of a Letter of Credit Application executed by the Borrower; provided, however, (a) no Letter of Credit shall have an expiration date which is more than 60 days after the issuance thereof or subsequent to the Commitment Termination Date except up to $75,000 of appeal bonds with maturities up to one year, and (b) the Lender shall not be obligated to issue any Letter of Credit if (i) the face amount thereof would exceed the Available Commitment, or (ii) after giving effect to the issuance thereof, (A) the L/C Exposure, when added to the Loan Balance then outstanding, would exceed the lesser of the Commitment Amount or the Borrowing Base for the Revolving Line of Credit then in effect, or (B) the L/C Exposure would exceed $1,000,000.

         (b) Should the Lender be called upon by the beneficiary of any Letter of Credit to honor all or any portion of the commitment thereunder, whether upon the presentation of drafts or otherwise, such payment by the Lender on account of such Letter of Credit shall be treated, for all purposes, as a Floating Rate Loan and an advance against the Note.

         2.3 Use of Loan Proceeds and Letters of Credit. (a) Proceeds of all Loans shall be used solely for general corporate purposes including working capital needs, to refinance existing debt and for acquisitions and payment of shareholder loans not to exceed $400,000 in the aggregate.

         (b) Letters of Credit shall be used solely for gas marketing activities on existing pipeline systems of the Borrower.

         2.4 Interest. Subject to the terms of this Agreement (including, without limitation, Section 2.17), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any Fixed Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a Fixed Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

         2.5 Repayment of Loans and Interest. Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first day of September, 1996, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding Fixed Rate Loan shall be due and payable on the last day of the Interest Period for such Fixed Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance on the Revolving Line of Credit and the Reducing Revolving Line of Credit, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Note, the Borrower shall specify to the Lender the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply such payment as it may elect in its sole discretion provided, however, the Lender will apply the payments to the loans in the descending order of interest costs.

         2.6 Outstanding Amounts. The outstanding principal balance of the Note reflected by the notations by the Lender on its records be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

         2.7 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office.
Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

         2.8 Borrowing Base Determinations. (a) The Borrowing Base as of the Closing Date is acknowledged by the Borrower and the Lender to be $1,326,000 for the Revolving Line of Credit and $9,000,000 for the Reducing Revolving Line of Credit. The Borrowing Base for the Revolving Line of Credit is limited to 80% of accounts receivable of the Borrower not in excess of 90 days and acceptable to the Lender in its sole discretion. The Borrowing Base for the Reducing Revolving Line of Credit is determined by the Lender in its sole discretion and based on contracts that are acceptable to the Lender. Commencing on October 1, 1996, and continuing thereafter on the first day of each calendar month through the Commitment Termination Date, the amount of the Borrowing Base on the Reducing Revolving Line of Credit shall be reduced by $107,150, provided, however, that such amount is subject to redetermination under Section 2.8(b).

         (b) The Borrowing Base shall be redetermined monthly for the Revolving Line of Credit and semi-annually beginning February 1, 1997, for the Reducing Revolving Line of Credit on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, engineering reports as available, contracts in connection with Borrower's pipeline systems, and all other information available to the Lender. Notwithstanding the foregoing, the Lender may at its discretion redetermine the Borrowing Base and the amount by which the Borrowing Base for the Reducing Revolving Line of Credit shall be reduced each calendar month as set forth in Section 2.8 (a) at any time and from time to time and the Borrower may request a Borrowing Base review at any time.

         (c) Upon each determination of the Borrowing Base by the Lender, the Lender shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the amount by which the Borrowing Base on the Reducing Revolving Line of Credit shall be reduced so communicated to the Borrower shall become effective upon such oral notification and shall remain in effect until the next subsequent determination of the Borrowing Base and the amount by which the Borrowing Base on the Reducing Revolving Line of Credit shall be reduced.

         (d) The Borrowing Base shall represent the determination by the Lender, in accordance with the applicable definitions and provisions herein contained and its customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lender. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lender.

         2.9 Mandatory Prepayments. If at any time the sum of the Loan Balance and the L/C Exposure exceeds the lesser of the Commitment Amount or the combined Borrowing Base on the Revolving Line of Credit and on the Reducing Revolving Line of Credit then in effect, the Borrower shall, within 30 days of notice from the Lender of such occurrence, (a) prepay, or make arrangements acceptable to the Lender for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Lender in its sole discretion, to secure the Obligations by the execution and delivery to the Lender of security instruments in form and substance satisfactory to the Lender, or (c) effect any combination of the alternatives described in clauses (a) and (b) of this Section and acceptable to the Lender in its sole discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrower shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower or otherwise to the satisfaction of the Lender, deposit with the Lender, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the lesser of the Commitment Amount or the Borrowing Base. The cash deposited with the Lender in satisfaction of the requirement provided in this Section may be invested, at the sole discretion of the Lender and then only at the express direction of the Borrower as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrower in cash or cash equivalent investments offered by or through the Lender.

         2.10 Voluntary Prepayments and Conversions of Loans. Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower shall give the Lender notice of each such prepayment or conversion of all or any portion of a Fixed Rate Loan no less than two Business Days prior to prepayment or conversion, (b) any Fixed Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan,
(c) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (d) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

         2.11 Commitment Fee. In addition to interest on the Note as provided herein and the Engineering Fees, Facility Fees, and Letter of Credit Fees payable hereunder and to compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender, in immediately available funds, on the 1st day of October, 1996, and on the first day of each third calendar month thereafter during the Commitment Period, a fee in the amount of three-eighths percent (3/8%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.

         2.12 Engineering Fee. In addition to interest on the Note as provided herein and the Commitment Fees, Facility Fees, and Letter of Credit Fees payable hereunder and to compensate the Lender for the costs of evaluating the Mortgaged Properties, the Borrower shall pay to the Lender, in immediately available funds, on the date of each redetermination of the Borrowing Base during the term hereof, an engineering fee in the amount of $5,000. The initial Engineering Fee of $5,000 was paid upon the acceptance of the proposal of terms.

         2.13 Facility Fee. In addition to interest on the Note as provided herein and Commitment Fees, Engineering Fees, and Letter of Credit Fees payable hereunder and to compensate the Lender for the costs of the extension of credit hereunder, the Borrower shall pay to the Lender on the Closing Date, in immediately available funds, a facility fee in the amount of $15,000 for the Revolving Line of Credit and 1% of any increase above $1,500,000 for the Revolving Line of Credit and 1% for the initial borrowing under the Reducing Revolving Line of Credit and 1% for any incremental borrowing thereafter (not to include amounts paid and reborrowed) plus 1% on any Borrowing Base increase above $9,000,000 for the Reducing Revolving Line of Credit and payable when each borrowing occurs not to include amounts paid or reborrowed.

         2.14 Letter of Credit Fee. In addition to interest on the Note as provided herein and Commitment Fees and Facility Fees payable hereunder, the Borrower agrees to pay to the Lender, on the date of issuance of each Letter of Credit, a fee equal to one percent (1%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit during the period for which such Letter of Credit is issued; provided, however, in the event such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Lender with respect to such Letter of Credit, the Lender shall, within ten days after such cancellation or the making of such payment, rebate to the Borrower the unearned portion of such fee. The Borrower also agrees to pay to the Lender on demand its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

         2.15 Loans to Satisfy Obligations of Borrower. The Lender may, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Note and shall be made as a Floating Rate Loan.

         2.16 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Lender and grants to the Lender a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned, and/or released by the Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

         2.17 General Provisions Relating to Interest. (a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of
Article 5069-1.04, Vernon's Texas Civil Statutes, as amended, the Borrower agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in such Article, provided that the Lender may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lender, if greater.

         (b) Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lender but for the effect of such Limitation Period.

         (c) If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lender; and the Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Lender or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lender or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

         (d) All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

         2.18 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, no more than four separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

         (a) the Lender determines (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in
    Section 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

         (b) the Lender determines (which determination shall be conclusive) that the rates of interest referred to in the definition of "LIBO Rate" in Section 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to the Lender of making or maintaining such Loan for such Interest Period, then the Lender shall give the Borrower prompt notice thereof; and so long as such condition remains in effect, the Lender shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section 2.10. Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make LIBO Rate Loans hereunder and will not, in the opinion of the Lender, be disadvantageous to the Lender.

         2.19 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Lender or its Applicable Lending Office to (a) honor its obligation to make any type of Fixed Rate Loans hereunder, or (b) maintain any type of Fixed Rate Loans hereunder, then the Lender shall promptly notify the Borrower thereof; and the obligation of the Lender hereunder to make such type of Fixed Rate Loans and to convert other types of Loans into Fixed Rate Loans of such type shall be suspended until such time as the Lender may again make and maintain Fixed Rate Loans of such type, and the outstanding Fixed Rate Loans of such type shall be converted into Floating Rate Loans in accordance with Section 2.10. Before giving such notice pursuant to this Section, the Lender will designate a different available Applicable Lending Office for Fixed Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lender to make Fixed Rate Loans and will not, in the opinion of the Lender, be disadvantageous to the Lender.

         2.20 Regulatory Change. In the event that by reason of any Regulatory Change, the Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on any Fixed Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any Fixed Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of the Lender with notice to the Borrower, the obligation of the Lender to make such Fixed Rate Loans and to convert Floating Rate Loans into such Fixed Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding Fixed Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.10.

         2.21 Limitations on Interest Periods. Each Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of one month, as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.


                           ARTICLE III

                            CONDITIONS

         The obligations of the Lender to enter into this Agreement and to make Loans and issue Letters of Credit are subject to the satisfaction of the following conditions precedent:

         3.1 Receipt of Loan Documents and Other Items. The Lender shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, shall be satisfactory to the Lender, and the Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower, all in form and substance satisfactory to the Lender and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Lender:

         (a) multiple counterparts of this Agreement and the Assignment, as requested by the Lender;

         (b) the Existing Note, endorsed payable to the Lender;

         (c) the Note;

         (d) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of the Borrower accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower to the effect that each such copy is correct and complete;

         (e) certificates of incumbency and signatures of all officers of the Borrower who are authorized to execute
    Loan Documents on behalf of the Borrower, each such certificate being executed by the secretary or an assistant secretary of the Borrower;

         (f) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of the Borrower accompanied by certificates of the secretary or an assistant secretary of the Borrower to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

         (g) multiple counterparts, as requested by the Lender, of the following documents ratifying, amending, and/or restating the Existing Security Instruments and otherwise establishing Liens in favor of the Lender in and to the Collateral:


                       (i)   Ratification of and Amendment to
          Security Agreement covering accounts,
          inventory, equipment, chattel paper,
          documents, instruments, general intangibles and other property of Magnolia;

                      (ii)   Ratification of and Amendment to
          Mortgage, Assignment of Proceeds, Security
          Agreement and Financing Statement from
          Magnolia covering certain designated pipelines of Magnolia situated in the State of Alabama and covered by certain of the Existing
          Security Instruments;

                     (iii)   Mortgage, Deed of Trust, Indenture,
          Security Agreement and Financing Statement from Midcoast and H&W covering certain designated pipelines of Midcoast and H&W situated in the States of Alabama, Kansas, Mississippi, New York, Oklahoma and Texas, and all improvements, personal property, and fixtures related thereto;

                      (iv)   Act of Mortgage and Security
          Agreement from Midcoast covering certain designated pipelines of Midcoast situated in the State of Louisiana;

                       (v)   Credit Line Mortgage, Security
          Agreement and Financing Statement from
          Midcoast and H&W covering certain designated pipelines of Midcoast situated in the State of New York, and all improvements, personal property, and fixtures related thereto;

                      (vi)   Deed of Trust, Security Agreement
          and Financing Statement from Midcoast and H&W covering certain designated pipelines of
          Midcoast situated in the State of Tennessee, and all improvements, personal property, and fixtures related thereto;

                     (vii)   Financing Statements from Midcoast,
          as debtors, constituent to the instruments described in clauses (i) and (ii) above; and

                    (viii)   Security Agreement from Midcoast in
          favor of Lender covering all accounts, and general intangibles, together with Financing
          Statements constituent thereto;

                   (h) audited Financial Statements of the Borrower as
              of December 31, 1995;

         (i) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower in its jurisdiction of incorporation and in any other jurisdictions where any Borrower does business other than those jurisdictions where failure to qualify would not have a Material Adverse Effect;

         (j) results of searches of the UCC Records of the Secretary of State of the States of Texas, Louisiana and Alabama from a source acceptable to the Lender and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Lender;

         (k) the opinion of Porter & Hedges, L.L.P., counsel to the Borrower, in the form attached hereto as Exhibit
    IV, with such changes thereto as may be approved by the Lender;

         (l) certificates evidencing the insurance coverage required pursuant to Section 5.16; and

         (m) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

         3.2 Each Loan and Letter of Credit. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make any Loan or issue any Letter of Credit unless:

         (a) the Borrower shall have delivered to the Lender a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan, or a Letter of Credit Application at least one Business Day prior to the requested issuance date for the relevant Letter of Credit; and each statement or certification made in such Borrowing Request or Letter of Credit Application, as the case may be, shall be true and correct in all material respects on the requested date for such Loan or the issuance of such Letter of Credit;

         (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested
    Loan or the issuance of the requested Letter of Credit;

         (c) if requested by the Lender, the Borrower shall have delivered evidence satisfactory to the Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan or the issuance of such Letter of Credit;

         (d) the Lender shall have received, reviewed, and approved such additional documents and items as described in Section 3.1 as may be requested by the Lender with respect to such Loan or Letter of Credit;

         (e) no event shall have occurred which, in the reasonable opinion of the Lender, could have a Material
    Adverse Effect;

         (f) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan or the issuance of such Letter of Credit;

         (g) all of the Security Instruments shall be in full force and effect and provide to the Lender the security intended thereby;

         (h) neither the consummation of the transactions contemplated hereby nor the making of such Loan the issuance of such Letter of Credit shall contravene, violate, or conflict with any Requirement of Law;

         (i) the Borrower shall hold full legal title to the Collateral and be the sole beneficial owner thereof;

         (j) the Lender shall have received the payment of all Engineering Fees, Facility Fees, Letter of Credit Fees, and other fees payable to the Lender hereunder and reimbursement from the Borrower, or special legal counsel for the Lender shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Lender for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan or Letter of Credit Application, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan or Letter of Credit Application; and

         (k) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Lender.


                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and to make the Loans and issue Letters of Credit, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note) that:

         4.1 Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note, the repayment of the Note and interest and fees provided for in the Note and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

         4.2 Corporate Existence. The Borrower is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

         4.3 Valid and Binding Obligations. All Loan Documents, when duly executed and delivered by the Borrower, will be the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         4.4 Security Instruments. The provisions of each Security Instrument are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower in the Collateral described therein.

         4.5 Title to Assets. The Borrower has good and indefeasible title to all of its Properties, free and clear of all Liens except Permitted Liens.

         4.6 Scope and Accuracy of Financial Statements. The Financial Statements of the Borrower as of December 31, 1995, present fairly the financial position and results of operations and cash flows of the Borrower in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since December 31, 1995, which could reasonably be expected to have a Material Adverse Effect.

         4.7 No Material Misstatements. No information, exhibit, statement, or report furnished to the Lender by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

         4.8 Liabilities, Litigation, and Restrictions. Other than as listed under the heading "Liabilities" on Exhibit V attached hereto, the Borrower has no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit V hereto, no litigation or other action of any nature affecting the Borrower is pending before any Governmental Authority or, to the best knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. To the best knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

         4.9 Authorizations; Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Note and interest and fees provided in the Note and this Agreement, or the performance by the Borrower of the Obligations.

         4.10 Compliance with Laws.  The Borrower and its
Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

         4.11 ERISA. No Reportable Event has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Borrower, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or such Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the best knowledge of the Borrower, no such Insolvency or Reorganization is reasonably likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Borrower and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

         4.12 Environmental Laws. To the best knowledge and belief of the Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit V under the heading
"Environmental Matters:"

         (a) no Property of the Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

         (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

         (c) except in accordance with applicable
    Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant
    Governmental Authority, no Release of Hazardous
    Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

         (d) no Environmental Complaint has been received by the Borrower.

         4.13 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

         4.14 Investment Company Act Compliance. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.15 Public Utility Holding Company Act Compliance.  The
Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.16 Proper Filing of Tax Returns; Payment of Taxes
Due. The Borrower has duly and properly filed its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

         4.17 Refunds. Except as described on Exhibit V under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property and such refund would have a Material Adverse Effect.

         4.18 Intellectual Property. The Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted.
No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property that would have a Material Adverse Effect; and the Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower.

         4.19 Casualties or Taking of Property. Except as disclosed on Exhibit V under the heading "Casualties," since December 31, 1995, neither the business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

         4.20 Locations of Borrower. The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 8.3 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed.

         4.21 Subsidiaries. Midcoast Energy Resources, Inc. has no Subsidiaries except those described on Exhibit V under the heading "Subsidiaries".


                            ARTICLE V

                      AFFIRMATIVE COVENANTS

         So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower shall:

         5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available for inspection by the Lender and, at the expense of the Borrower, allow the Lender to make and take away copies thereof.

         5.2 Quarterly Financial Statements; Compliance Certificates. Deliver to the Lender, (a) on or before the 90th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated Financial Statements of the Borrower, Magnolia Pipeline Corporation and Pan Grande Pipeline Joint Venture as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the Borrower, Magnolia Pipeline Corporation, and Pan Grande Pipeline Joint Venture as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower, Magnolia Pipeline Corporation, and Pan Grande Pipeline Joint Venture subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 60th day after the close of each fiscal quarter, a Compliance Certificate.

         5.3 Annual Financial Statements. Deliver to the Lender, on or before the 120th day after the close of each fiscal year of the Borrower, a copy of the annual audited consolidated Financial Statements of the Borrower. Also deliver company prepared annual Financial Statements of Magnolia Pipeline Corporation and Pan Grande Pipeline Joint Venture on the same date.

         5.4 Monthly Accounts Receivable and Accounts Payable Report. Deliver to the Lender 60 days after the close of each month during the term of this Agreement, a report listing all accounts receivable and accounts payable by name, date and amount, and on such date deliver to the Lender a Borrowing Base Certificate in a form as set forth on Exhibit VI.

         5.5 Notices of Certain Events. Deliver to the Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

         (a) any Default or Event of Default;

         (b) any default or event of default under any contractual obligation of the Borrower, or any litigation, investigation, or proceeding between the Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding involving the Borrower as a defendant or in which any Property of the Borrower is subject to a claim and in which the amount involved is $100,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

         (d) the receipt by the Borrower of any Environmental
    Complaint;

         (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person reasonably likely to have a Material Adverse Effect concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of the Borrower following any allegation of a violation of any Requirement of Law;

         (f) any Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower reasonably likely to have a Material Adverse Effect except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

         (g) any change in the senior management of the Borrower;

         (h) any other event or condition which could reasonably be expected to have a Material Adverse Effect;
    and

         (i) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, the Borrower or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto; and

         5.6 Additional Information. Furnish to the Lender, within five days after any material report (other than financial statements) or other communication is sent by the Borrower to its stockholders or filed by the Borrower with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of such report or communication and, promptly upon the request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower as the Lender may from time to time request; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

         5.7 Compliance with Laws. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance of the operations of the Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply.

         5.8 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

         5.9  Maintenance of Corporate Existence and Good
Standing. Maintain its corporate existence or qualification and good standing in its jurisdictions of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same.

         5.10 Payment of Note; Performance of Obligations. Pay the Note according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

         5.11 Further Assurances. Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

         5.12 Initial Fees and Expenses of Counsel to
Lender. Upon request by the Lender, promptly reimburse the Lender for all reasonable fees and expenses of Jackson & Walker, L.L.P., special counsel to the Lender, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

         5.13 Subsequent Fees and Expenses of Lender. Upon request by the Lender, promptly reimburse the Lender (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Lender to satisfy any obligation of the Borrower under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees,
(c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lender, (d) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in 362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to 1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be,, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

         5.14 Operation of Properties. Develop, maintain, and operate its Properties in a prudent and workmanlike manner in accordance with industry standards.

         5.15 Maintenance and Inspection of Properties. Maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof; and permit any authorized representative of the Lender to visit and inspect, at the expense of the Borrower, any tangible Property of the Borrower.

         5.16 Maintenance of Insurance. Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Lender and, naming the Lender as loss payee, and, upon any renewal of any such insurance and at other times upon request by the Lender, furnish to the Lender evidence, satisfactory to the Lender, of the maintenance of such insurance. The Lender shall have the right to collect, and the Borrower hereby assigns to the Lender, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral.
In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $100,000, the Lender may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $100,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Lender shall deliver any such proceeds received by it to the Borrower. In the event the Lender receives insurance proceeds not attributable to Collateral or business interruption, the Lender shall deliver any such proceeds to the Borrower.

         5.17 INDEMNIFICATION.  INDEMNIFY AND HOLD THE LENDER AND
ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS,
ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT
OF THE LENDER UNDER ANY SECURITY INSTRUMENT (THE "INDEMNIFIED
PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES,
DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS,
REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT
LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR
INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY
HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE
BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY
ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE
BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER
BY THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT,
CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER OR ANY OTHER PERSON AT
ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH
THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION,
CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT
ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY
RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER,
(D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING
IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE,
TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE
BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF
THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF
THEIR RELATIONSHIP WITH THE BORROWER, IRRESPECTIVE OF WHETHER ANY
OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH
APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND
ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY
OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE LENDER OF A
CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION
IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE
TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION,
ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE,
WHETHER SOLE OR CONCURRENT, ON THE PART OF THE LENDER OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER
UNDER ANY SECURITY INSTRUMENT, PROVIDED THAT BORROWER SHALL NOT BE
LIABLE TO THE INDEMNIFIED PARTIES AND THIS INDEMNITY SHALL NOT
EXTEND TO ANY PORTION OF THE FOREGOING CAUSED BY OR RESULTING FROM
THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE INDEMNIFIED
PARTIES; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER
AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE
CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, PROVIDED THAT SUCH
INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE LENDER
WITH RESPECT TO ANY PROPERTY SUBSEQUENT TO THE LENDER BECOMING THE
OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH
CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING,
ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE
ACQUISITION OF TITLE THERETO BY THE LENDER.


                            ARTICLE VI

                        NEGATIVE COVENANTS

         So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower will not:

         6.1  Indebtedness.  Except as otherwise provided in
Section 6.2, create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (c) purchase money Indebtedness not to exceed $100,000 in the aggregate incurred solely for the purpose of financing the acquisition of fixed assets, including any extensions, renewals and replacements thereof, (d) Indebtedness in the form of reimbursement obligations (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments incurred in the ordinary course of business, (e) Indebtedness which has been subordinated to the Obligations in form and substance and upon terms satisfactory to the Lender; and [(f) existing Indebtedness (including any inter-company indebtedness)].

         6.2 Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, (b) trade credit incurred or operating leases entered into in the ordinary course of business, or (c) existing guaranties to Pan Grande joint venture and Starr County Gathering System, which guaranties cannot be increased.

         6.3 Liens. Create, incur, assume, or suffer to exist any Lien on any of its Properties, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

         6.4 Sales of Assets. Without the prior written consent of the Lender, sell, transfer, or otherwise dispose of, assets, whether now owned or hereafter acquired, except for sales, transfers or dispositions in the ordinary course of business not to exceed $100,000.

         6.5 Leasebacks. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

         6.6  Loans or Advances.  Except as otherwise provided in
Section 6.7, make or agree to make or allow to remain outstanding any loans or advances to any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business, (c) loans or advances by one Borrower to another Borrower or to any of its Subsidiaries, or (d) loans of advances to joint ventures in amounts not to exceed $100,000.

         6.7  Investments.  Except as otherwise provided in
Section 6.6, acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) stock or assets of pipeline or gathering line entities and oil and gas properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section, (d) money-market funds, (e) stocks, bonds, notes or other securities accepted from customers in connection with good faith work-outs of past due receivables or in bankruptcy or insolvency proceedings, or (f) interests in joint ventures as to which the Borrower is a venturer, so long as such joint venture is engaged in the same line of business as the Borrower as of the date hereof.

         6.8 Dividends and Distributions. Declare, pay, or make, whether in cash or Property of the Borrower, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock at any time that a Default or Event of Default exists.

         6.9  Issuance of Stock; Changes in Corporate
Structure. Issue or agree to issue additional shares of capital stock, in one or any series of transactions except for stock issued in connection with (a) acquisitions permitted under this Credit Agreement, (b) the 1996 Incentive Stock Plan for employees or other employee compensatory plans, or (c) the exercise of warrants which are outstanding on the Closing Date or enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

         6.10 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

         6.11 Lines of Business. Expand, on its own or through any Subsidiary, into any line of business other than those in which the Borrower is engaged as of the date hereof and other businesses reasonably related thereto.

         6.12 ERISA Compliance. To the extent that a Material Adverse Effect would result, permit any Plan maintained by it or any Commonly Controlled Entity to (a) engage in any Prohibited Transaction, (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, or (c) terminate in a manner which could result in the imposition of a Lien on any Property of the Borrower pursuant to Section 4068 of ERISA; or assume an obligation to contribute to any Multiemployer Plan; or acquire any Person or the assets of any Person which has now or has had at any time an obligation to contribute to any Multiemployer Plan.

         6.13 Cash Flow Coverage. Permit Cash Flow for any fiscal year to be less than 1.40 times the sum of interest plus current maturities of funded long term bank debt. Such test shall begin September 30, 1996 and for the immediately preceding four quarters and shall continue on a quarterly basis thereafter looking back to the immediately preceding four quarters.

         6.14 Total Debt. Permit total debt including current maturities to be more than 60% of total capitalization. Total capitalization shall mean the sum of total debt plus stockholder equity as determined in accordance with GAAP.

         6.15 Current Ratio. Permit the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00 at any time.

         6.16 Tangible Net Worth. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than the sum of (a) $4,157,436 (which was the Net Worth as of December 31, 1995), plus
(b) 50% of positive Net Income for all fiscal periods ending subsequent to December 31, 1995, plus (c) the net proceeds of Midcoast Energy Resources, Inc.'s equity offering which was effective as of August 9, 1996.



                           ARTICLE VII

                        EVENTS OF DEFAULT

         7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

         (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document and such default as to interest or fees only shall have continued for three days;

         (b) default shall be made by the Borrower in the due observance or performance of any of its obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Lender or knowledge thereof by the Borrower;

         (c) any representation or warranty made by the Borrower in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

         (d) default shall be made by the Borrower (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, or other
    Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

         (e) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Article III, the satisfaction or curing of which is precedent to the right of the Borrower to obtain a Loan or the issuance of a Letter of Credit, and such inability shall continue for a period in excess of 30 days;

         (f) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding,
    (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

         (g) an order, judgment, or decree shall be entered against the Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

         (h) the levy against any significant portion of the Property of the Borrower, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

         (i) a final and non-appealable order, judgment, or decree shall be entered against the Borrower for money damages and/or Indebtedness due in an amount in excess of $100,000, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

         (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. 1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of the Borrower subject to a Lien in favor of the Lender without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

         (k) the Borrower shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them,
    (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

         (l) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby; or

         (m) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Lender.

         7.2 Remedies. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations.

         (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Lender may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower;
(ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

         (c) Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.


                           ARTICLE VIII

                          MISCELLANEOUS

         8.1 Transfers; Participations. The Lender may, at any time, sell, transfer, assign, or grant participations in the Obligations or any portion thereof; and the Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Borrower or otherwise obtained, as the Lender determines necessary or desirable. The Borrower agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee.

         8.2  Survival of Representations, Warranties, and
Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

         8.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

         (a) if to the Lender, to:

              Bank One, Texas, National Association
              910 Travis, 6th Floor
              Houston, Texas  77002-5860
              Attention:  Energy Group, 6th Floor
              (or for notice by mail, to:
              P.O. Box 2629
              Houston, Texas  77252-2629
              Attention:  Energy Group, 6th Floor
              Telecopy:  (713) 751-7894

         (b) if to the Borrower, to:

              Midcoast Energy Resources, Inc.
              1100 Louisiana, Suite 2950
              Houston, Texas  77002
              Attention:  Richard A. Robert
              Telecopy: (713) 650-3232

         Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

         8.4 Parties in Interest. Subject to the restrictions on changes in corporate structure set forth in Section 6.9 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Lender shall be binding upon and inure to the benefit of the Borrower or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

         8.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

         8.6  Renewals; Extensions.  All provisions of this
Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Note, or any other Loan Document.

         8.7 No Waiver; Rights Cumulative. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

         8.8 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

         8.9 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

         8.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other
Loan Document, the provisions of this Agreement shall control.

         8.11 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, upon the occurrence of an Event of Default, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral by the Lender shall be in the order and manner and determined in the sole discretion of the Lender; provided, however, that in no event shall the Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

         8.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES,
ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

         8.13 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

         8.14 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE CORRESPONDENCE DATED JUNE 24, 1996, FROM THE LENDER TO THE BORROWER AND THE TERM SHEET ENCLOSED THEREWITH. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

         8.15 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

         IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.


    BORROWER:

    MIDCOAST ENERGY RESOURCES, INC.


    By:
       Richard Robert
       Chief Financial Officer and
       Treasurer


    MAGNOLIA PIPELINE CORPORATION


    By:
       Richard Robert
       Treasurer


               (Signatures Continued on Next Page)

    H & W PIPELINE CORPORATION


    By:
       Richard Robert
       Treasurer


    LENDER:

    BANK ONE, TEXAS, NATIONAL
    ASSOCIATION


    By:
         Jeffrey W. Baker
         Vice President
                            EXHIBIT I

                          [FORM OF NOTE]

                         PROMISSORY NOTE

$40,000,000               Houston, Texas          August 22, 1996

         FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker") promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Payee"), at its banking quarters in Houston, Harris County, Texas, the sum of FORTY MILLION DOLLARS ($40,000,000) or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

         Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

         This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

         Without being limited thereto or thereby, this Note is secured by the Security Instruments.

         THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.

                               MIDCOAST ENERGY RESOURCES, INC.


                               By:
                               Printed Name:
                               Title:


                               MAGNOLIA PIPELINE CORPORATION


                               By:
                               Printed Name:
                               Title:


                               H & W PIPELINE CORPORATION


                               By:
                               Printed Name:
                               Title:

                            EXHIBIT II

                   [FORM OF BORROWING REQUEST]


Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

    Re: Credit Agreement dated as of August 22, 1996, by and between Bank One, Texas, National Association and Midcoast Energy Resources, Inc., Magnolia Pipeline Corporation and H & W Pipeline Corporation (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to the Credit Agreement, the Borrower hereby makes the requests indicated below:

    1.   Loans

    (a)  Amount of new Loan: $

    (b)  Requested funding date:            , 19

    (c)  $                 of such Loan is to be a Floating Rate
         Loan;

         and

         $________________ of such Loan is to be a LIBO Rate Loan.

    (d) Requested Interest Period for LIBO Rate Loan: ____ months.

    2.   Continuation or conversion of LIBO Rate Loan maturing on
                  :

    (a)  Amount to be continued as a LIBO Rate Loan is $
                     , with an Interest Period of      months;

    (b)  Amount to be converted to a Floating Rate Loan is $
                   ; and

    3.   Conversion of Floating Rate Loan:

    (a)  Requested conversion date:           , 19    .

    (b)  Amount to be converted to a LIBO Rate Loan is $        ,
         with an Interest Period of _____ months.


         The undersigned certifies that [s]he is the [          ]
of the Borrower, has obtained all consents necessary, and as such [s]he is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

         Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

    Very truly yours,

                                    MIDCOAST ENERGY RESOURCES, INC.


                                    By:
                                    Printed Name:
                                    Title:


                                    MAGNOLIA PIPELINE CORPORATION


                                    By:
                                    Printed Name:
                                    Title:


                                    H & W PIPELINE CORPORATION


                                    By:
                                    Printed Name:
                                    Title:

                           EXHIBIT III

                 [FORM OF COMPLIANCE CERTIFICATE]

                                     , 19


Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

    Re: Credit Agreement dated as of August 22, 1996, by and between Bank One, Texas, National Association and Midcoast Energy Resources, Inc., Magnolia Pipeline Corporation and H & W Pipeline Corporation (as amended, restated, or supplemented from time to time, the "Credit Agreement")


Ladies and Gentlemen:

         Pursuant to applicable requirements of the Credit
Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

    [1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

    [1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

    2.   The compliance of the Borrower with the financial
    covenants of the Credit Agreement, as of the close of business
    on                     , is evidenced by the following:

    (a)  Section 6:14:  Cash Flow Coverage.

         Permit total debt including current maturities to be more than 60% of total capitalization. Total capitalization shall mean the sum of total debt plus stockholder equity as determined in accordance with GAAP.

                                                           Actual

    (b)  Section 6:15:  Total Debt.

         Permit the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00 at any time.

                                                           Actual


    (c)  Section 6:16:  Current Ratio.

         Permit the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00 at any time.


                                                 Actual


    (d)  Section 6:17:  Tangible Net Worth.

         Permit Tangible Net Worth as of the close of any fiscal quarter to be less than the sum of (a) $4,157,436 (which was the Net Worth as of December 31, 1995), plus (b) 50% of positive Net Income for all fiscal periods ending subsequent to December 31, 1995, plus (c) the net proceeds of Midcoast Energy Resources, Inc.'s equity offering which was effective as of August 9, 1996.


                                                           Actual

    3.   No Material Adverse Effect has occurred since the date of
    the Financial Statements dated as of                       .

         Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

    Very truly yours,

                                    MIDCOAST ENERGY RESOURCES, INC.


                                    By:
                                    Printed Name:
                                    Title:


                                    MAGNOLIA PIPELINE CORPORATION


                                    By:
                                    Printed Name:
                                    Title:


                                    H & W PIPELINE CORPORATION


                                    By:
                                    Printed Name:
                                    Title:

                           EXHIBIT IV

                   [FORM OF OPINION OF COUNSEL]


                          [Closing Date]


Bank One, Texas, National Association
910 Travis
Houston, Texas  77002-5860
Attention:  Energy Group, 6th Floor

    Re: Credit Agreement dated as of August 22, 1996, among Bank One, Texas, National Association and Midcoast Energy Resources, Inc., Magnolia Pipeline Corporation and H & W Pipeline Corporation (as amended, restated, or supplemented from time to time, the "Credit Agreement")


Ladies and Gentlemen:

         We have acted as counsel to Midcoast Energy Resources, Inc. ("Midcoast"), Magnolia Pipeline Corporation ("Magnolia") and
H & W Pipeline Corporation ("H&W," together with Midcoast and Magnolia, collectively the "Borrower") in connection with the transactions contemplated in the Credit Agreement. This Opinion is delivered pursuant to Section 3.1(k) of the Credit Agreement, and the Lender is hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

         In rendering the opinions expressed below, we have examined a draft of the Credit Agreement dated July 31, 1996, together with drafts of Exhibits I, II, III, and VI thereto, and we have given to the Borrower our comments and revision requests with respect to such drafts. In addition, we have examined originals or conformed copies of such corporate records, agreements, and instruments of the Borrower, certificates of public officials and of officers of such Persons, and such other documents and records, and such matters of law, as we have deemed appropriate. We have assumed (i) the authenticity of the draft Credit Agreement and Exhibits thereto submitted to us and the conformity of such drafts (together with our comments and revision requests incorporated therein) with the originals to be executed by the Borrower, (ii) the due execution and delivery of the Credit Agreement by the Borrower, (iii) the due authorization, execution, and delivery of the Credit Agreement by the parties thereto other than the Borrower, (iv) that all documents, books, and records made available to us by the Borrower are accurate and complete, and (v) that the Borrower has title to the Mortgaged Property.

         We are qualified to practice law in the State of Texas and our opinion is restricted to the laws of such State, and the federal law of the United States of America.

         Based upon the foregoing, we are of the opinion that:

         1. The execution and delivery by the Borrower of the Credit Agreement and the borrowings thereunder and the payment and performance of all Obligations of the Borrower thereunder are within the power of the Borrower, and have been duly authorized by all necessary corporate action.

         2. The Credit Agreement constitutes the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

    The foregoing opinions are subject to the following assumptions, limitations, and qualifications:

             a. The enforceability of the Credit Agreement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium fraudulent transfer, or similar laws effecting the enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); (iii) matters of public policy; and (iv) other applicable laws and procedures which may affect the remedies provided therein, but which do not, in our judgment, make such remedies as a whole inadequate for the practical realization of the rights and benefits provided thereby, although they may result in delays thereof (and we express no opinion as to the economic consequences, if any, of any such delays).

        b. You are advised that our engagement by the Borrower has been limited to specific matters; consequently, there may exist matters of a legal nature involving the Borrower about which we have not advised or represented the Borrower and of which we have no knowledge.

        c. We express no opinion with respect to (i) the enforceability of any provisions in the Credit Agreement permitting the Lender to exercise voting or corporate rights with respect to pledged stock or other instruments prior to the Lender's foreclosing on such pledged stock or other instruments; (ii) the enforceability of any provisions in the Credit Agreement relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of appraisement, valuation, stay, extension, moratorium redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; (iii) the lawfulness or enforceability of any exculpation clauses, clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, severability clauses, and clauses similar in substance or nature to the foregoing clauses in the Credit Agreement; or (iv) the perfection or priority of any Lien,

        d. We have assumed that (i) each and every usury savings clause contained in the Credit Agreement will be complied with by the Lender, (ii) no fees, sums, or other benefits, direct or indirect, including any compensating balance requirements or fees in lieu thereof, have been paid to or received by or are, or may be, payable to or receivable by the Lender in connection with the loans contemplated by the Credit Agreement, except as set forth in the Credit Agreement, (iii) any expenses reimbursable to the Lender in connection with the Credit Agreement have been and will be limited to the actual costs incurred and paid to third parties or have been and will be for services rendered separate and apart from the lending of money, and (iv) the Borrower has rights in the property in which it is granting a security interest or lien pursuant to the Credit Agreement.

        e. Provisions of the Credit Agreement which permit the Lender to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith.

             This letter is furnished solely for your benefit in connection with the transaction referred to in the Credit Agreement and may not without our permission be circulated to, or relied upon by, any other Person, except bank supervisory authorities and your auditors, attorneys, loan participants, and assignees or as required by law or order of a court or other legal process.

                                       Very truly yours,


                                       PORTER & HEDGES, L.L.P.

                            EXHIBIT V


                           DISCLOSURES


Section 4.8                         Liabilities

                               None

                                    Litigation

                               None


Section 4.12                        Environmental Matters

                               None


Section 4.17                        Refunds

                               None


Section 4.19                        Casualties

                               None


Section 4.21                             Subsidiaries

                               Midcoast Marketing, Inc. (inactive)
                               Midcoast Holdings No. One, Inc.
                               Nugget Drilling Corporation
                               (inactive)
                            EXHIBIT VI


               [FORM OF BORROWING BASE CERTIFICATE]



                      _______________, 19__



1.  Total acceptable accounts receivable              $_________

2.  Total acceptable accounts receivable, less
    than 90 days in age                               $_________

3.  80% of Line 2 equals total Borrowing Base         $_________





                               MIDCOAST ENERGY RESOURCES, INC.



                               By:
                               Printed Name:
                               Title:


                               MAGNOLIA PIPELINE CORPORATION


                               By:
                               Printed Name:
                               Title:


                               H & W PIPELINE CORPORATION


                               By:
                               Printed Name:
                               Title:

                         CREDIT AGREEMENT




                             BETWEEN




                 MIDCOAST ENERGY RESOURCES, INC.
                  MAGNOLIA PIPELINE CORPORATION
                    H & W PIPELINE CORPORATION



                               AND



              BANK ONE, TEXAS, NATIONAL ASSOCIATION



                         August 22, 1996






      REDUCING REVOLVING LINE OF CREDIT OF UP TO $9,000,000
         AND REVOLVING LINE OF CREDIT OF UP TO $1,500,000

                        TABLE OF CONTENTS

                                                             Page

ARTICLE I     DEFINITIONS AND INTERPRETATION
    1.1    Terms Defined Above . . . . . . . . . . . . . . . .  1
    1.2    Additional Defined Terms. . . . . . . . . . . . . .  1
    1.3    Undefined Financial Accounting Terms. . . . . . . . 17
    1.4    References. . . . . . . . . . . . . . . . . . . . . 17
    1.5    Articles and Sections . . . . . . . . . . . . . . . 17
    1.6    Number and Gender . . . . . . . . . . . . . . . . . 17
    1.7    Incorporation of Exhibits . . . . . . . . . . . . . 17

ARTICLE II TERMS OF FACILITY
    2.1    Revolving Line of Credit and Reducing
           Revolving Line of Credit. . . . . . . . . . . . . . 18
    2.2    Letter of Credit Facility . . . . . . . . . . . . . 18
    2.3    Use of Loan Proceeds and Letters of Credit. . . . . 19
    2.4    Interest. . . . . . . . . . . . . . . . . . . . . . 19
    2.5    Repayment of Loans and Interest . . . . . . . . . . 20
    2.6    Outstanding Amounts . . . . . . . . . . . . . . . . 20
    2.7    Time, Place, and Method of Payments . . . . . . . . 20
    2.8    Borrowing Base Determinations . . . . . . . . . . . 21
    2.9    Mandatory Prepayments . . . . . . . . . . . . . . . 22
    2.10   Voluntary Prepayments and Conversions of
           Loans . . . . . . . . . . . . . . . . . . . . . . . 22
    2.11   Commitment Fee. . . . . . . . . . . . . . . . . . . 23
    2.12   Engineering Fee . . . . . . . . . . . . . . . . . . 23
    2.13   Facility Fee. . . . . . . . . . . . . . . . . . . . 23
    2.14   Letter of Credit Fee. . . . . . . . . . . . . . . . 23
    2.15   Loans to Satisfy Obligations of Borrower. . . . . . 24
    2.16   Security Interest in Accounts; Right of
           Offset. . . . . . . . . . . . . . . . . . . . . . . 24
    2.17   General Provisions Relating to Interest . . . . . . 24
    2.18   Limitation on Types of Loans. . . . . . . . . . . . 25
    2.19   Illegality. . . . . . . . . . . . . . . . . . . . . 26
    2.20   Regulatory Change . . . . . . . . . . . . . . . . . 27
    2.21   Limitations on Interest Periods . . . . . . . . . . 27

ARTICLE III   CONDITIONS
    3.1    Receipt of Loan Documents and Other Items . . . . . 27
    3.2    Each Loan and Letter of Credit. . . . . . . . . . . 30

ARTICLE IV REPRESENTATIONS AND WARRANTIES
    4.1    Due Authorization . . . . . . . . . . . . . . . . . 32
    4.2    Corporate Existence . . . . . . . . . . . . . . . . 32
    4.3    Valid and Binding Obligations . . . . . . . . . . . 32
    4.4    Security Instruments. . . . . . . . . . . . . . . . 32
    4.5    Title to Assets . . . . . . . . . . . . . . . . . . 33
    4.6    Scope and Accuracy of Financial Statements. . . . . 33
    4.7    No Material Misstatements . . . . . . . . . . . . . 33
    4.8    Liabilities, Litigation, and Restrictions . . . . . 33
    4.9    Authorizations; Consents. . . . . . . . . . . . . . 33
    4.10   Compliance with Laws. . . . . . . . . . . . . . . . 33
    4.11   ERISA . . . . . . . . . . . . . . . . . . . . . . . 34
    4.12   Environmental Laws. . . . . . . . . . . . . . . . . 34
    4.13   Compliance with Federal Reserve Regulations . . . . 35
    4.14   Investment Company Act Compliance . . . . . . . . . 35
    4.15   Public Utility Holding Company Act
           Compliance. . . . . . . . . . . . . . . . . . . . . 35
    4.16   Proper Filing of Tax Returns; Payment of
           Taxes Due . . . . . . . . . . . . . . . . . . . . . 35
    4.17   Refunds . . . . . . . . . . . . . . . . . . . . . . 35
    4.18   Intellectual Property . . . . . . . . . . . . . . . 36
    4.19   Casualties or Taking of Property. . . . . . . . . . 36
    4.20   Locations of Borrower . . . . . . . . . . . . . . . 36
    4.21   Subsidiaries. . . . . . . . . . . . . . . . . . . . 36

ARTICLE V     AFFIRMATIVE COVENANTS
    5.1    Maintenance and Access to Records . . . . . . . . . 36
    5.2    Quarterly Financial Statements; Compliance
           Certificates. . . . . . . . . . . . . . . . . . . . 37
    5.3    Annual Financial Statements . . . . . . . . . . . . 37
    5.4    Monthly Accounts Receivable and Accounts
           Payable Report. . . . . . . . . . . . . . . . . . . 37
    5.5    Notices of Certain Events . . . . . . . . . . . . . 37
    5.6    Additional Information. . . . . . . . . . . . . . . 38
    5.7    Compliance with Laws. . . . . . . . . . . . . . . . 39
    5.8    Payment of Assessments and Charges. . . . . . . . . 39
    5.9    Maintenance of Corporate Existence and Good
           Standing. . . . . . . . . . . . . . . . . . . . . . 39
    5.10   Payment of Note; Performance of Obligations . . . . 39
    5.11   Further Assurances. . . . . . . . . . . . . . . . . 40
    5.12   Initial Fees and Expenses of Counsel to
           Lender. . . . . . . . . . . . . . . . . . . . . . . 40
    5.13   Subsequent Fees and Expenses of Lender. . . . . . . 40
    5.14   Operation of Properties . . . . . . . . . . . . . . 41
    5.15   Maintenance and Inspection of Properties. . . . . . 41
    5.16   Maintenance of Insurance. . . . . . . . . . . . . . 41
    5.17   INDEMNIFICATION . . . . . . . . . . . . . . . . . . 41

ARTICLE VI NEGATIVE COVENANTS
    6.1    Indebtedness. . . . . . . . . . . . . . . . . . . . 43
    6.2    Contingent Obligations. . . . . . . . . . . . . . . 43
    6.3    Liens . . . . . . . . . . . . . . . . . . . . . . . 43
    6.4    Sales of Assets . . . . . . . . . . . . . . . . . . 43
    6.5    Leasebacks. . . . . . . . . . . . . . . . . . . . . 43
    6.6    Loans or Advances . . . . . . . . . . . . . . . . . 44
    6.7    Investments . . . . . . . . . . . . . . . . . . . . 44
    6.8    Dividends and Distributions . . . . . . . . . . . . 44
    6.9    Issuance of Stock; Changes in Corporate
           Structure . . . . . . . . . . . . . . . . . . . . . 44
    6.10   Transactions with Affiliates. . . . . . . . . . . . 45
    6.11   Lines of Business . . . . . . . . . . . . . . . . . 45
    6.12   ERISA Compliance. . . . . . . . . . . . . . . . . . 45
    6.13   Cash Flow Coverage. . . . . . . . . . . . . . . . . 45
    6.14   Total Debt. . . . . . . . . . . . . . . . . . . . . 45
    6.15   Current Ratio . . . . . . . . . . . . . . . . . . . 45
    6.16   Tangible Net Worth. . . . . . . . . . . . . . . . . 45

ARTICLE VII   EVENTS OF DEFAULT
    7.1    Enumeration of Events of Default. . . . . . . . . . 46
    7.2    Remedies. . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE VIII  MISCELLANEOUS
    8.1    Transfers; Participations . . . . . . . . . . . . . 49
    8.2    Survival of Representations, Warranties, and
           Covenants . . . . . . . . . . . . . . . . . . . . . 49
    8.3    Notices and Other Communications. . . . . . . . . . 49
    8.4    Parties in Interest . . . . . . . . . . . . . . . . 50
    8.5    Rights of Third Parties . . . . . . . . . . . . . . 50
    8.6    Renewals; Extensions. . . . . . . . . . . . . . . . 50
    8.7    No Waiver; Rights Cumulative. . . . . . . . . . . . 50
    8.8    Survival Upon Unenforceability. . . . . . . . . . . 51
    8.9    Amendments; Waivers . . . . . . . . . . . . . . . . 51
    8.10   Controlling Agreement . . . . . . . . . . . . . . . 51
    8.11   Disposition of Collateral . . . . . . . . . . . . . 51
    8.12   GOVERNING LAW . . . . . . . . . . . . . . . . . . . 51
    8.13   JURISDICTION AND VENUE. . . . . . . . . . . . . . . 51
    8.14   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . 52
    8.15   Counterparts. . . . . . . . . . . . . . . . . . . . 52


LIST OF EXHIBITS

Exhibit I     -    Form of Note
Exhibit II    -    Form of Borrowing Request
Exhibit III   -    Form of Compliance Certificate
Exhibit IV    -    Form of Opinion of Counsel
Exhibit V     -    Disclosures